Ex. 99.1
XPEL Reports Fourth Quarter and 2023 Year End Results

San Antonio, TX – February 22, 2024 – XPEL, Inc. (Nasdaq: XPEL) (the "Company"), a global provider of protective films and coatings, announced consolidated results1 for the fourth quarter and year ended December 31, 2023.

Fourth Quarter 2023 Highlights:

•Revenue increased 34.5% to $105.5 million compared to fourth quarter 2022.

•Net income increased 43.2% to $12.0 million, or $0.43 per basic and diluted share, versus net income of $8.4 million, or $0.30 per basic and diluted share in the fourth quarter of 2022.

•EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) grew 33.6% to $17.7 million, or 16.7% of revenue compared to $13.2 million, or 16.8% of revenue in fourth quarter 2022.2

Year End 2023 Highlights:

•Revenue increased 22.3% to $396.3 million as compared to the prior year.

•Net income increased by 27.6% to $52.8 million, or $1.91 per basic and diluted share, compared to $41.4 million, or $1.50 per basic and diluted share, in 2022.

•EBITDA grew 25.6% to $76.9 million, or 19.4% of revenue, as compared to $61.2 million, or 18.9% in the prior year.2

Ryan Pape, President and Chief Executive Officer of XPEL, commented, “We are pleased with our full year 2023 performance and closed out the year with solid growth in the fourth quarter. We delivered strong performance across our end markets and product offerings driving improved profitability for the year. We've made important progress in 2023 in key areas including enhancing our focus on new car dealerships, improving our go-to-market strategy in China, India and the Middle East and launching our next generation software platform DAPNext. We look forward to building on the momentum of last year across all of our initiatives, staying close to our customers and furthering the XPEL brand in 2024.”

Financial Highlights for the Fourth Quarter 2023 (continued):

Summary consolidated financial information for the fourth quarter 2023 and 2022 (unaudited, dollars in thousands):

	Three Months Ended December 31,				% Change
	2023	% of Total Revenue	2022	% of Total Revenue	2023 vs. 2022
Total Revenue	$105,538	100.0%	$78,481	100.0%	34.5%
Gross Margin	40,932	38.8%	31,046	39.6%	31.8%
Operating Expenses	26,708	25.3%	20,201	25.7%	32.2%
Net Income	11,970	11.3%	8,358	10.6%	43.2%
EBITDA[2]	17,654	16.7%	13,217	16.8%	33.6%
Cash flow (used in) provided by operations	$(1,117)	n/a	$2,361	n/a	n/a

Geographical Revenue Summary

	Three Months Ended December 31,		%	% of Total Revenue
	2023	2022	Increase	2023	2022
United States	$55,611	$47,615	16.8%	52.7%	60.7%
Canada	11,592	9,224	25.7%	11.0%	11.8%
China	16,584	6,221	166.6%	15.7%	7.9%
Continental Europe	8,529	6,041	41.2%	8.1%	7.7%
Middle East/Africa	4,958	2,474	100.4%	4.7%	3.2%
United Kingdom	3,218	2,793	15.2%	3.0%	3.6%
Asia Pacific	2,751	2,476	11.1%	2.6%	3.2%
Latin America	2,120	1,378	53.8%	2.0%	1.8%
Other	175	259	(32.4)%	0.2%	0.1%
Total	$105,538	$78,481	34.5%	100.0%	100.0%

Overall Revenue
•Total revenue grew 34.5% year-over-year ("YoY") and 2.8% over the third quarter 2023 ("QoQ").
•China region grew 166.6% and represented 15.7% of revenue. This increase was helped by a favorable comparable as the region was still dealing with the impacts of COVID-19 during the fourth quarter 2022.
•Middle East/Africa region grew 100.4% YoY and 26.8% QoQ.

Product and Service Revenue
•Total product revenue increased 35.8% YoY and 1.2% QoQ. This increase was due primarily to increased demand for our film products across multiple regions.
•Total window film increased 19.2% YoY, declined 25.9% QoQ, and represented 13.2% of total revenue. The sequential quarterly decline was due primarily to seasonality.
•Total service revenue increased 30.0% YoY and 8.9% QoQ. This increase is due primarily to an increase in installation labor revenue.
•Total installation revenue (labor and product combined) grew 45.7% YoY and represented 18.8% of total revenue. This increase was due primarily to increased demand in our Company-owned installation facilities and across our dealership services and OEM businesses.
•Adjusted product revenue (combining cutbank credits revenue and product revenue) grew 32.4% YoY.

Other Financial Information
•Gross margin percentage was 38.8% and 39.6% in the fourth quarter 2023 and 2022 respectively. This decline in gross margin percentage was due mainly to the significant increase in YoY lower margin China and Middle East/Africa revenue.
•Total operating expenses grew 32.2% YoY and 11.7% QoQ.
◦Sales and marketing expenses grew 34.8% YoY and 19.5% QoQ and represented 8.8% of revenue.
◦General and administrative expenses grew 30.9% YoY and 8.1% QoQ. This increase was due mainly to increases in personnel, occupancy costs, information technology costs, research and development costs and professional fees to support the ongoing growth of the business.
•Net income grew 43.2% YoY and declined 12.3% QoQ.
•EBITDA grew 33.6% YoY and declined 10.5% QoQ2.

Cash Flows from Operations
•Cash flows used in operations was $1.1 million in the fourth quarter 2023.

2024 Outlook

•Annual revenue growth of approximately 15%

Please see the information under "Forward-looking Statements" below regarding certain cautionary statements relating to our 2024 Outlook.

Conference Call Information

The Company will host a conference call and webcast today, February 22, 2024 at 11:00 a.m. Eastern Time to discuss the Company’s fourth quarter and year end 2023 results.

To access the live webcast, please visit the XPEL, Inc. website at www.xpel.com/investor.

To participate in the call by phone, dial 888-506-0062 approximately five minutes prior to the scheduled start time. International callers please dial (973) 528-0011. Callers should use access code: 997135.

A replay of the teleconference will be available until March 23, 2024 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 49778.

About XPEL, Inc.
XPEL is a leading provider of protective films and coatings, including automotive paint protection film, surface protection film, automotive and architectural window films, and ceramic coatings. With a global footprint, a network of trained installers and proprietary DAP software, XPEL is dedicated to exceeding customer expectations by providing high-quality products, leading customer service, expert technical support and world-class training. XPEL, Inc. is publicly traded on Nasdaq under the symbol “XPEL”.

1 The results summarized above for 2023 are preliminary and unaudited. As the Company completes its quarter-end and fiscal year-end financial close processes and finalizes its financial statements for the fourth quarter and full fiscal year 2023, it is possible that the Company may identify items that require it to make adjustments to the preliminary unaudited financial information set forth above, and those adjustments could be material. Full fiscal year 2023 financial information will be included in the filing of the Company’s Annual Report on Form 10-K with the Securities and Exchange Commission which is anticipated on or prior to February 29, 2024.

2 See "Non-GAAP Financial Measure" and "Reconciliation of Non-GAAP Financial Measure" below.

Forward-looking Statements

This release includes forward-looking statements (within the meaning of Section 27A of the Securities act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended) regarding XPEL, Inc. and its business, which may include, but is not limited to, anticipated use of proceeds from capital transactions, expansion into new markets, execution of the company's growth strategy and outlook. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "is expected," "expects," "scheduled," "intends," "contemplates," "anticipates," "believes," "proposes" or variations (including negative variations) of such words and phrases, or state that certain actions, events or results "may," "could,"

"would," "might" or "will" be taken, occur or be achieved. Such statements are based on the current expectations and assumptions of the management of XPEL. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, disruption in our supply chain, technology that could render our products obsolete, changes in the way vehicles are sold, our brand and reputation, cyber events and other legal and regulatory developments. There are several risks, uncertainties, and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents filed from time to time with the SEC by XPEL and available on XPEL's website at www.xpel.com/corporate filings. Although XPEL has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and XPEL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measure
To aid in the understanding of XPEL's ongoing business performance, XPEL uses EBITDA, a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of XPEL's financial performance under GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly title measures. For a full reconciliation of EBITDA to comparable GAAP measure, refer to the reconciliation titled "Reconciliation of Non-GAAP Financial Measure."

For more information, contact:
Investor Relations: John Nesbett/Jennifer Belodeau IMS Investor Relations Phone: (203) 972-9200 Email: xpel@imsinvestorrelations.com

XPEL, Inc.
Consolidated Statements of Income
(In thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	(Unaudited)	(Unaudited)	(Unaudited)
	2023	2022	2023	2022
Revenue
Product revenue	$82,067	$60,421	$311,406	$258,174
Service revenue	23,471	18,060	84,887	65,819
Total revenue	105,538	78,481	396,293	323,993

Cost of Sales
Cost of product sales	54,395	40,259	198,008	169,905
Cost of service	10,211	7,176	35,871	26,576
Total cost of sales	64,606	47,435	233,879	196,481
Gross Margin	40,932	31,046	162,414	127,512

Operating Expenses
Sales and marketing	9,234	6,852	31,788	25,367
General and administrative	17,474	13,349	63,654	48,208
Total operating expenses	26,708	20,201	95,442	73,575

Operating Income	14,224	10,845	66,972	53,937

Interest expense	301	477	1,248	1,410
Foreign currency exchange (gain) loss	(726)	(272)	(307)	562

Income before income taxes	14,649	10,640	66,031	51,965
Income tax expense	2,679	2,282	13,231	10,584
Net income	$11,970	$8,358	$52,800	$41,381

Earnings per share
Basic	$0.43	$0.30	$1.91	$1.50
Diluted	$0.43	$0.30	$1.91	$1.50
Weighted Average Number of Common Shares
Basic	27,629	27,616	27,622	27,614
Diluted	27,633	27,618	27,634	27,616

XPEL, Inc.
Consolidated Balance Sheets
(In thousands except share and per share data)

	(Unaudited) 12/31/2023	December 31, 2022
Assets
Current
Cash and cash equivalents	$11,609	$8,056
Accounts receivable, net	24,111	14,726
Inventory, net	106,509	80,575
Prepaid expenses and other current assets	3,529	3,464
Income tax receivable	696	—
Total current assets	146,454	106,821
Property and equipment, net	16,980	14,203
Right-of-use lease assets	15,459	15,309
Intangible assets, net	34,905	29,294
Other non-current assets	782	972
Goodwill	37,461	26,763
Total assets	$252,041	$193,362
Liabilities
Current
Current portion of notes payable	$62	$77
Current portion of lease liabilities	3,966	3,885
Accounts payable and accrued liabilities	32,444	22,970
Income tax payable	—	470
Total current liabilities	36,472	27,402
Deferred tax liability, net	2,658	2,049
Other long-term liabilities	890	1,070
Borrowings on line of credit	19,000	26,000
Non-current portion of lease liabilities	12,715	12,119
Non-current portion of notes payable	317	—
Total liabilities	72,052	68,640
Commitments and Contingencies (Note 15)
Stockholders’ equity
Preferred stock, $0.001 par value; authorized 10,000,000; none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 27,630,025 and 27,616,064 issued and outstanding, respectively	28	28
Additional paid-in-capital	12,546	11,073
Accumulated other comprehensive loss	(1,209)	(2,203)
Retained earnings	168,624	115,824
Total stockholders’ equity	179,989	124,722
Total liabilities and stockholders’ equity	$252,041	$193,362

XPEL, Inc.
Consolidated Statements of Cash Flows
(In thousands)

	Three Months ended December 31,		Year Ended December 31,
	(Unaudited)	(Unaudited)	(Unaudited)
	2023	2022	2023	2022
Cash flows from operating activities
Net income	$11,970	$8,358	$52,800	$41,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	1,305	947	4,534	3,433
Amortization of intangible assets	1,399	1,153	5,059	4,401
(Gain) loss on sale of property and equipment	(2)	2	(13)	(8)
Stock compensation	496	205	1,640	522
Bad debt expense	27	117	243	467
Deferred income tax	(77)	(478)	(921)	(471)
Accretion on notes payable	—	1	—	7
Changes in assets and liabilities:
Accounts receivable, net	2,483	3,268	(7,000)	(2,631)
Inventory, net	(13,260)	(10,142)	(24,843)	(28,565)
Prepaid expenses and other assets	7,892	4,241	604	259
Income tax payable or receivable	(1,517)	83	(1,197)	1,160
Accounts payable and accrued liabilities	(11,833)	(5,393)	6,478	(7,898)
Net cash (used in) provided by operating activities	(1,117)	2,362	37,384	12,057
Cash flows used in investing activities
Purchase of property, plant and equipment	(1,615)	(2,402)	(6,356)	(7,936)
Proceeds from sale of property and equipment	9	7	29	73
Acquisitions, net of cash acquired, payment holdbacks, and notes payable	(14,038)	(1,680)	(18,735)	(4,673)
Development or purchase of intangible assets	(493)	(252)	(1,291)	(1,620)
Net cash used in investing activities	(16,137)	(4,327)	(26,353)	(14,156)
Cash flows from financing activities
Net borrowings (payments) on revolving credit agreements	19,000	—	(7,000)	1,000
Restricted stock withholding taxes paid in lieu of issued shares	—	—	(167)	(30)
Repayments of notes payable	(15)	(64)	(92)	(368)
Net cash provided by (used in) financing activities	18,985	(64)	(7,259)	602
Net change in cash and cash equivalents	1,731	(2,029)	3,772	(1,497)
Foreign exchange impact on cash and cash equivalents	(496)	(160)	(219)	(91)
Increase (Decrease) in cash and cash equivalents during the period	1,235	(2,189)	3,553	(1,588)
Cash and cash equivalents at beginning of period	10,374	10,245	8,056	9,644
Cash and cash equivalents at end of period	$11,609	$8,056	$11,609	$8,056
Supplemental schedule of non-cash activities
Non-cash lease financing	$2,384	$885	$4,231	$6,094
Issuance of common stock for vested restricted stock units	$327	$—	$1,201	$222
Supplemental cash flow information
Cash paid for income taxes	$4,149	$2,592	$15,293	$9,897
Cash paid for interest	$240	$407	$1,240	$1,306

Reconciliation of Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure. EBITDA is defined as net income (loss) plus interest expense, net, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. It is not a measurement of our financial performance under GAAP and should not be considered as alternatives to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of ongoing operations and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

EBITDA Reconciliation (in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	(Unaudited)	(Unaudited)	(Unaudited)
	2023	2022	2023	2022
Net Income	$11,970	$8,358	$52,800	$41,381
Interest	301	477	1,248	1,410
Taxes	2,679	2,282	13,231	10,584
Depreciation	1,305	947	4,534	3,433
Amortization	1,399	1,153	5,059	4,401
EBITDA	$17,654	$13,217	$76,872	$61,209